Exhibit 10.1

CONSENT AND AMENDMENT NO. 2 TO CREDIT AGREEMENT

This CONSENT AND AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of October 24, 2023, by and among SHENANDOAH TELECOMMUNICATIONS COMPANY, a Virginia corporation (the “Existing Borrower”), the guarantors party hereto, COBANK, ACB (“CoBank”), in its capacity as administrative agent under the Credit Agreement (as defined below; CoBank, in such capacity, the “Administrative Agent”), as swing line lender (in such capacity, the “Swing Line Lender”) and as a Lender (including as an Issuing Lender) and each other Lender and Voting Participant party hereto.

W I T N E S S E T H

WHEREAS, pursuant to that certain Credit Agreement, dated as of July 1, 2021 (as the same has been amended, modified, supplemented, increased or extended from time to time prior to the date hereof, the “Credit Agreement”), among the Existing Borrower, the Guarantors from time to time party thereto, the Lenders (including the Issuing Lenders) from time to time party thereto, the Swing Line Lender and the Administrative Agent, the Lenders have agreed to provide the Existing Borrower with the credit facilities provided for therein;

WHEREAS, the Existing Borrower has informed the Administrative Agent that it desires to enter into a Material Acquisition pursuant to the terms of an Agreement and Plan of Merger (the “Acquisition Agreement”) to be entered into among the Existing Borrower, Fox Merger Sub I Inc., a Delaware corporation (“Merger Sub I”), Fox Merger Sub II LLC, a Delaware limited liability company (“Merger Sub II”), Horizon Acquisition Parent LLC, a Delaware limited liability company (“Horizon” and, together with its direct and indirect Subsidiaries, the “Target”), the sellers party thereto and the seller representative party thereto, pursuant to the terms of which the Existing Borrower will acquire all of the issued and outstanding Equity Interests of Horizon (the “Project Fox Acquisition”);

WHEREAS, in connection with, and prior to the consummation of, the Project Fox Acquisition, (i) the Existing Borrower will contribute all of the issued and outstanding Equity Interests of each of its direct and indirect Subsidiaries (other than Merger Sub I and Merger Sub II) to Shentel Broadband Holding Inc., a Delaware corporation (“Holdco”), and (ii) Holdco will contribute all of such issued and outstanding Equity Interests to Shentel Broadband Operations LLC, a Delaware limited liability company (“Shentel Operations”) (collectively, such transactions are referred to as the “Reorganization”);

WHEREAS, in connection with, and immediately following the consummation of, the Project Fox Acquisition, (i) the Existing Borrower will contribute all of the issued and outstanding Equity Interests of Merger Sub II, as the surviving entity of the mergers contemplated by the Acquisition Agreement, to Holdco, (ii) Holdco will contribute all of such issued and outstanding Equity Interests to Shentel Operations and (iii) Shentel Operations will contribute all of such issued and outstanding Equity Interests to Shenandoah Personal Communications, LLC, a Virginia limited liability company (collectively, such transactions are referred to as the “Contribution”);

WHEREAS, in connection with the transactions contemplated by the Reorganization and the Contribution, Shentel Operations will replace the Existing Borrower as the Borrower under the Credit Agreement and the other Loan Documents and the Existing Borrower will be released of all of its rights, duties and obligations under the Credit Agreement (other than under Section 7.18 of the Amended Credit Agreement) and the other Loan Documents (the “Borrower Transition”);

WHEREAS, either concurrently with, or following, the consummation of the Project Fox Acquisition, the Reorganization and the Contribution, Holdco may issue up to $100,000,000 of participating exchangeable preferred stock (the “Preferred Stock”) to one or more investors (the “Preferred Stock Issuance”);

WHEREAS, the Existing Borrower has requested that, in contemplation of the Project Fox Acquisition, the Lenders agree to (i) increase the amount of term loans permitted to be incurred pursuant to clause (a)(i) of the definition of “Incremental Amount” set forth in the Credit Agreement to $275,000,000 (the “Incremental Increase”) and (ii) permit an amount not to exceed $50,000,000 of the Incremental Increase to be used to increase the Revolving Commitment (the “Revolving Increase”); and

WHEREAS, the Administrative Agent, the Swing Line Lender, the other Lenders (including the Issuing Lenders), the Voting Participants and the Loan Parties party hereto have hereby agreed to the following amendments to, and consents under, the Credit Agreement on the terms and subject to the conditions set forth herein (the Credit Agreement, as so amended, the “Amended Credit Agreement”).

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify the Credit Agreement as follows:

1.                  Certain Definitions; Interpretation.

(a)               Capitalized terms used but not otherwise defined herein shall have the meanings when used herein as set forth in the Credit Agreement.

(b)               The rules of construction set forth in Section 1.2 of the Credit Agreement shall apply to this Amendment.

2.                  Consent to Reorganization, Contribution and Borrower Transition. The Administrative Agent and the Lenders hereby consent to the Reorganization, the Contribution and the Borrower Transition, including without limitation all transactions included within, or required in connection with, the Reorganization, the Contribution and the Borrower Transition, subject to the conditions set forth in Section 7 hereof and subject to the following additional conditions:

(a)               concurrently with the consummation of the Reorganization, Shentel Operations shall become the “Borrower” under the Credit Agreement and the other Loan Documents and shall take all actions required by Section 6.10(b) of the Credit Agreement, and the Administrative Agent is hereby authorized to enter into any necessary assignment agreements with respect to the obligations of the Borrower under the Loan Documents and, in consultation with the Borrower, to make any technical or immaterial amendments to the Loan Documents in connection with the same and to release and discharge the Existing Borrower from its rights, duties and obligations under the Loan Documents (other than under Section 7.18 of the Amended Credit Agreement); provided further that such amendments shall become effective without any further action or consent of any other party to this Amendment or any other Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof (it is understood that posting such amendment electronically on SyndTrak or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice of such amendment);

(b)               concurrently with the consummation of the Reorganization, Holdco shall become a “Guarantor” for all purposes under the Loan Documents and shall take all actions required by Section 6.10(b) of the Credit Agreement, and shall grant the Administrative Agent a Lien on and security interest in all issued and outstanding Equity Interests of Shentel Operations;

(c)               each of the Existing Borrower, Shentel Operations and Holdco shall be in compliance with Section 7.18 of the Amended Credit Agreement; and

(d)               (i) the Administrative Agent shall have received customary closing deliverables requested by the Administrative Agent in its sole discretion that are reasonably satisfactory to it, (ii) the Administrative Agent and each Lender shall have received at least five (5) Business Days prior to the Borrower Transition, all documentation and other information with respect to Shentel Operations and Holdco that has been reasonably requested to comply with regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and (iii) to the extent that Shentel Operations qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Borrower Transition, a customary certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in relation to Shentel Operations shall have been received by any Lender that has requested it.

3.                  Consent to Preferred Stock Issuance. The Administrative Agent and the Lenders hereby consent to the Preferred Stock Issuance, subject to the conditions set forth in Section 7 hereof and subject to the following additional conditions:

(a)               the Preferred Stock is issued by Holdco on or after the date of the consummation of the Project Fox Acquisition;

(b)               the Preferred Stock shall not be subject to any mandatory redemption rights by the holders of the Preferred Stock except upon the occurrence of customary “fundamental change” events, which will be defined to include, among other customary terms, customary business combination transactions and de-listing events and the Existing Borrower ceasing to own 100% of the common equity and voting power of Holdco;

(c)               the Preferred Stock may otherwise be redeemed, in cash or otherwise, subject to Section 7.6 of the Credit Agreement, as the same may be modified or amended by the Administrative Agent to give effect to the terms of the Reorganization and the joinder of Holdco as a Guarantor and the other transactions contemplated by this Amendment;

(d)               subject to Section 7.6 of the Credit Agreement, cash dividends payable to the holders of the Preferred Stock (other than any dividends payable with respect to the common stock of Holdco in which the Preferred Stock participates in connection with any dividend to be paid by the Existing Borrower to its shareholders) shall not exceed 8.0% per annum; and

(e)               the documentation evidencing the Preferred Stock shall be reasonably satisfactory to the Administrative Agent, it being understood and agreed that the terms set forth in the Summary of Terms provided to the Administrative Agent and posted to the Lenders prior to the date hereof are reasonably satisfactory to the Administrative Agent and the Lenders.

4.                  Consent to Revolving Increase.

(a)               The Administrative Agent and the Lenders hereby agree that the Borrower may elect to use a portion of the Incremental Increase, in an amount not to exceed $50,000,000, to increase the Revolving Commitments, on such terms and conditions as may be agreed to among the Borrower, the Administrative Agent and any Revolving Lender agreeing to participate in the Revolving Increase, subject to the conditions set forth in Section 7 hereof and subject to the following additional conditions:

(i)                 the proceeds of the Revolving Increase shall be used by the Loan Parties initially to fund a portion of the purchase price in connection with the Project Fox Acquisition, to fund transaction expenses in connection therewith and thereafter to fund working capital and for other general corporate purposes of the Loan Parties;

(ii)              if the Project Fox Acquisition has not been consummated on or before the “End Date” (or such other similar or analogous term as defined in the Acquisition Agreement, including, for the avoidance of doubt, any extensions contemplated by the Acquisition Agreement), the Revolving Increase shall immediately and automatically be terminated, and the Revolving Commitments relating to the Revolving Increase shall be correspondingly permanently terminated; and

(iii)            the Revolving Increase shall be on substantially identical terms (including covenants, maturity date and interest rate but excluding upfront, arrangement, structuring, underwriting, ticking, consent, amendment and other fees and immaterial terms) as the terms of the Revolving Credit Facility existing under the Credit Agreement; provided that any such term applicable to the Revolving Increase that is more restrictive to the Loan Parties or beneficial to any Revolving Lender agreeing to participate in the Revolving Increase than the equivalent terms for the Revolving Credit Facility set forth in the Credit Agreement or any other Loan Document shall be deemed to be applicable to the Revolving Commitments existing under the Credit Agreement.

(b)               The Lenders hereby further consent to the Administrative Agent making such changes to the terms of the Credit Agreement and the other Loan Documents as are necessary to implement the Revolving Increase on the terms and conditions agreed to among the Borrower, the Administrative Agent, and any participating Revolving Lender.

(c)               The Borrower hereby agrees to consent to any amendments to the terms of the Credit Agreement and the other Loan Documents as are necessary to implement the Revolving Increase as set forth in this Section 4.

5.                  Amendments to Credit Agreement. Subject to the conditions set forth in Section 7 hereof, the Credit Agreement is hereby amended by:

(a)               adding the following definitions to Section 1.1 thereof in alphabetical order as follows:

“Borrower Transition” shall have the meaning set forth in the Second Amendment.

“Contribution” shall have the meaning set forth in the Second Amendment.

“Parent” means Shenandoah Telecommunications Company, a Virginia corporation.

“Parent Financials” means the financial statements of Parent for the applicable reporting period that are substantially similar in form to the financial statements that were delivered to the Administrative Agent pursuant to Section 6.1(a) or (b), as applicable, prior to the consummation of the Reorganization and the Borrower Transition.

“Preferred Stock” means the participating exchangeable preferred stock issued by Holdco after the Second Amendment Effective Date in an aggregate amount up to $100,000,000.

“Project Fox Acquisition” means the Acquisition of the Project Fox Target pursuant to the terms of the Project Fox Acquisition Agreement.

“Project Fox Acquisition Agreement” means the Agreement and Plan of Merger entered into as of the Second Amendment Date among the Borrower, Fox Merger Sub I Inc., a Delaware corporation, Fox Merger Sub II LLC, a Delaware limited liability company, the Project Fox Target, the sellers party thereto and the seller representative party thereto, pursuant to the terms of the which the Borrower will acquire all of the issued and outstanding Equity Interests of the Project Fox Target.

“Project Fox Target” means Horizon Acquisition Parent LLC, a Delaware limited liability company (together with its direct and indirect Subsidiaries).

“Reorganization” shall have the meaning set forth in the Second Amendment.

“Second Amendment” means that certain Consent and Amendment No. 2 to Credit Agreement dated as of the Second Amendment Effective Date.

“Second Amendment Effective Date” means October 24, 2023.

“Shentel Operations” means Shentel Broadband Operations LLC, a Delaware limited liability company.

(b)               amending and restating the following definitions in Section 1.1 thereof in their entirety as follows:

“Borrower” means, initially, Parent, and upon consummation of the transactions contemplated by the Reorganization and the Borrower Transition, Shentel Operations.

“Change of Control” means:

(a)               at any time prior to the consummation of the transactions contemplated by the Reorganization and the Borrower Transition:

(i)                 any Person or group of Persons (within the meaning of Sections 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (either within the meaning of Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act or by reason of such Person or group of Persons having the right to acquire such beneficial ownership, whether exercisable immediately or with the passage of time (each, an “Option Right”)) of 30% or more of the voting Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis, taking into account any Option Rights as though such rights have been exercised;

(ii)              the occurrence of (x) any consolidation or merger of the Borrower in which the Borrower is not the continuing or surviving Person or pursuant to which common shares of the Borrower will be converted into cash, securities or other property or (y) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Borrower;

(iii)            within a period of twenty-four (24) consecutive calendar months, individuals who were (x) directors of the Borrower on the first day of such period or (y) new directors of the Borrower whose nomination or election to the board of directors of the Borrower was approved by at least a majority of directors who were either directors on the first day of such period or whose nomination or election was previously so approved shall cease to constitute a majority of the board of directors of the Borrower; or

(b)               at any time following consummation of the transactions contemplated by the Reorganization and the Borrower Transition,

(i)                 any Person or group of Persons (within the meaning of Sections 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (either within the meaning of Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act or by reason of such Person or group of Persons having the right to acquire such beneficial ownership, whether exercisable immediately or with the passage of time (each, an “Option Right”)) of 30% or more of the voting Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully diluted basis, taking into account any Option Rights as though such rights have been exercised;

(ii)              the occurrence of (x) any consolidation or merger of the Parent in which the Parent is not the continuing or surviving Person or pursuant to which common shares of the Parent will be converted into cash, securities or other property or (y) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Parent;

(iii)            within a period of twenty-four (24) consecutive calendar months, individuals who were (x) directors of the Parent on the first day of such period or (y) new directors of the Parent whose nomination or election to the board of directors of the Parent was approved by at least a majority of directors who were either directors on the first day of such period or whose nomination or election was previously so approved shall cease to constitute a majority of the board of directors of the Parent;

(iv)             Holdco shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower; or

(v)               Parent shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests (other than the Preferred Stock) of Holdco.

“Incremental Amount” means an amount equal to the sum of (a) the greater of (i) $75,000,000 and (ii) 100% of Consolidated EBITDA, calculated on a Pro forma Basis plus (b) an additional unlimited amount subject to a maximum Total Net Leverage Ratio of 4.00:1.00, calculated on a Pro forma Basis; provided that, subject to compliance with the covenants set forth in Article VIII calculated on a Pro forma Basis (which may be tested as of the time the applicable Loan Party enters into the Project Fox Acquisition Agreement), the amount specified in the foregoing clause (a)(i) shall be increased to $275,000,000; provided, further that the proceeds of such increased amount shall be used solely for purposes of calculating clause (a)(i) of this definition in connection with the Project Fox Acquisition.

“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases or other capitalized agreements that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services (except trade payables arising in the ordinary course of business); (e) all obligations created or arising under any conditional sale or other title retention agreement; (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, but only to the extent of the fair value of such property or asset; (g) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements; (h) net obligations of such Person under any Hedge Agreement (calculated as of any date of determination as the Hedge Termination Value thereof as of such date); (i) the maximum amount of all standby letters of credit issued or bankers’ acceptance facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); (j) the principal balance outstanding under any Synthetic Lease Obligation; (k) with respect to the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer, the lesser of (i) the amount of such Indebtedness and (ii) such Person’s actual liability for such Indebtedness; (l) obligations with respect to principal under Contingent Obligations with respect to the repayment of money or the deferred purchase price of property, whether or not then due and payable (calculated as the maximum amount of such principal); and (m) obligations under partnership, organizational or other agreements to fund capital contributions or other equity calls with respect to any Person or Investment or to redeem, repurchase or otherwise make payments in respect of any Equity Interests of any Person; provided, however, that notwithstanding the foregoing, in no event shall the Preferred Stock or any obligations thereunder be considered Indebtedness for any purpose under this Agreement or any other Loan Document.

(c)               amending and restating the proviso to the definition of “Net Cash Proceeds” as follows:

“provided, that so long as no Event of Default shall have occurred and be continuing or would result therefrom, Net Cash Proceeds shall not include any amounts with respect to clause (b) above to the extent that such amounts are reinvested in productive assets (other than inventory unless such Net Cash Proceeds result from a Casualty Event with respect to inventory) of a kind then used or usable in the business of any Loan Party or in the business of the Subsidiary who experienced such Casualty Event or Disposition, (x) in the case of any Disposition pursuant to Section 7.8(j), within 365 days after the receipt thereof, or are contractually committed to be applied to purchase productive assets (other than inventory) of a kind then used or usable in the business of any Loan Party, in each case, within 365 days after the receipt thereof and are so applied within eighteen (18) months of receipt and (y) in each other case, within 270 days after the receipt thereof, or are contractually committed to be applied to purchase productive assets (other than inventory unless such Net Cash Proceeds result from a Casualty Event with respect to inventory) of a kind then used or usable in the business of any Loan Party or in the business of the Subsidiary who experienced such Casualty Event or Disposition, in each case, within 270 days after the receipt thereof and are so applied within eighteen (18) months of receipt.”

(d)               amending each of clauses (a) and (b) of Section 6.1 thereof by adding a new proviso at the end of each such clause as follows:

“; provided that, after consummation of the transactions contemplated by the Reorganization and the Borrower Transition, the Borrower may provide corresponding Parent Financials in place of the above so long as (i) the Borrower, Parent and Holdco are in compliance with Section 7.18, (ii) such financial statements are not materially different from comparable financial statements of the Borrower and (iii) the Borrower shall provide detailed explanations of any differences between the Parent Financials and the financial statements that otherwise would be required for the Borrower.”

(e)               amending and restating Section 7.4(g) thereof in its entirety as follows:

“(g) Guarantees by any Loan Party of Indebtedness permitted hereunder (other than Indebtedness of any Subsidiary that is not a Loan Party and Excluded Swap Obligations) or other obligations permitted hereunder not constituting Indebtedness (other than any obligations with respect to the Preferred Stock);”

(f)                amending and restating Section 7.5(j) thereof in its entirety as follows:

“(j) Investments made or deemed made pursuant to the Reorganization, the Contribution or the Borrower Transition;”

(g)               amending and restating Section 7.6(a) thereof in its entirety as follows:

“(a) any Subsidiary of the Borrower may make, declare and pay lawful, cash dividends or distributions to, or redeem any Equity Interest held by, any Loan Party (other than Holdco);”

(h)               amending and restating Section 7.6(f) thereof in its entirety as follows:

“(f) so long as no Default or Event of Default shall exist at the time of such declaration or could reasonably be expected to result from such Restricted Payment (tested solely at the time of declaration of any such Restricted Payment) and the Loan Parties shall be in compliance with the covenants set forth in Article VIII after giving effect to any such Restricted Payment on a Pro forma Basis for the four fiscal quarter period most recently then ended for which financial statements have been delivered (tested solely at the time of declaration of any such Restricted Payment), the Borrower may make, declare and pay Restricted Payments to Holdco, for further distribution by Holdco to Parent, (i) in any fiscal year, in an amount not to exceed $7,500,000 for ultimate distribution to the holders of common stock of the Parent and (ii) an additional amount, in the aggregate (including Restricted Payments in the form of cash distributions to the holders of the Preferred Stock in accordance with the terms of the Preferred Stock), not to exceed (A) when the Borrower’s Total Net Leverage Ratio is greater than 4.00:1.00 on a Pro forma Basis, an amount equal to the greater of (x) 6.0% of the net cash proceeds from any public equity issuance of the Parent’s Equity Interests and (y) 4.0% of the estimated fair market value of the Parent’s Equity Interests (collectively, the “Permitted Additional Distributions”) or (B) when the Borrower’s Total Net Leverage is less than or equal to 4.00:1.00 on a Pro forma Basis, an unlimited amount; provided, however, that (x) the amount of any dividend or distribution that is not paid in cash but is reinvested in Equity Interests of the Parent (other than Disqualified Stock) shall be excluded from this calculation and (y) redemptions of Equity Interests of the Parent surrendered by employees and directors to cover withholding taxes shall be excluded from this calculation; and”

(i)                 amending Section 7.6 thereof by adding a new clause (g) as follows:

“(g) non-cash distributions consisting of an increase to the liquidation price of the Preferred Stock to the holders of the Preferred Stock.”

(j)                 amending and restating Section 7.7(a) thereof in its entirety as follows:

“(a) subject to the terms of the Second Amendment, the Loan Parties and the Subsidiaries may consummate the transactions contemplated by the Reorganization, the Contribution and the Borrower Transition;”

(k)               amending and restating Section 7.8(i) thereof in its entirety as follows:

“(i) transactions, including Dispositions, pursuant to the Reorganization, the Contribution and the Borrower Transition;”

(l)                 amending and restating Section 7.13 thereof in its entirety as follows:

“Issuance of Equity Interests. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, commence or consummate any Equity Issuance, except for (a) any such Equity Issuances by any Loan Party to and for the benefit of a Loan Party and that are subject to the Administrative Agent’s Prior Security Interest therein and otherwise comply with the Security Agreement, (b) any Equity Issuance by the Borrower, (c) any issuance of warrants or options for Equity Interests, stock appreciation rights or similar equity or equity-based awards of the Borrower to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to incentive, compensation or employee benefit plans established in the ordinary course of business and any such Equity Interests of the Borrower issued upon the exercise of such warrants or options and (d) the issuance of the Preferred Stock, and any Equity Issuances required pursuant to the terms governing the Preferred Stock upon conversion of the Preferred Stock or otherwise.”

(m)             amending and restating the proviso contained in Section 7.15 thereof in its entirety as follows:

“provided, however, that (i) the foregoing clauses (b) through (d) shall not apply to restrictions and conditions imposed by applicable Law, by this Agreement, any Negative Pledge Agreement or the Transition Services Agreement or the T-Mobile Asset Purchase Agreement, (ii) clauses (b) and (c) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.1(c) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness and (iii) clauses (b) and (c) shall not prohibit any negative pledge incurred or provided in favor of any holder of the Preferred Stock solely with respect to the Preferred Stock.”

(n)               amending and restating Section 7.18 thereof in its entirety as follows:

“Holding Company Covenants.

(a)       The Borrower covenants and agrees that it shall not own or acquire any assets other than the Equity Interests of its direct and indirect Subsidiaries, and shall not conduct, transact or otherwise engage in any business or operations other than (i) those incidental to its ownership of the Equity Interests of its direct and indirect Subsidiaries, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters, (iv) the performance of its obligations under and in connection with the Loan Documents, (v) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes (including the allocation of professional and other such fees and expenses among the Parent and its Subsidiaries on a consolidated basis), (vi) providing indemnification to officers and members of the its board of directors, (vii) guaranteeing the obligations of the other Loan Parties and its Subsidiaries in each case solely to the extent such obligations are not prohibited hereunder and (viii) activities incidental or reasonably related to the businesses or activities described in clauses (i) through (vii) of this paragraph.

(b)       Upon and at all times following the consummation of the transactions contemplated by the Reorganization and the Borrower Transition, Holdco covenants and agrees that it shall not own or acquire any assets or have any liabilities other than the Equity Interests of its direct and indirect Subsidiaries and the Preferred Stock, and shall not conduct, transact or otherwise engage in any business or operations other than (i) those incidental to its ownership of the Equity Interests of its direct and indirect Subsidiaries, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters, (iv) the performance of its obligations under and in connection with the Loan Documents, (v) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes (including the allocation of professional and other such fees and expenses among the Parent and its Subsidiaries on a consolidated basis), (vi) providing indemnification to officers and members of the its board of directors, (vii) guaranteeing the obligations of the other Loan Parties and its Subsidiaries in each case solely to the extent such obligations are not prohibited hereunder and (viii) activities incidental or reasonably related to the businesses or activities described in clauses (i) through (vii) of this paragraph.

(c)       Upon and at all times following the consummation of the transactions contemplated by the Reorganization and the Borrower Transition following the consummation of the transactions contemplated by the Reorganization and the Borrower Transition, Parent covenants and agrees that it shall not own or acquire any assets or have any liabilities other than the Equity Interests of Holdco, and shall not conduct, transact or otherwise engage in any business or operations other than (i) those incidental to its ownership of the Equity Interests of Holdco and Holdco’s direct and indirect Subsidiaries, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters, (iv) the performance of its obligations under and in connection with the Loan Documents, (v) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes (including the allocation of professional and other such fees and expenses among the Parent and its Subsidiaries on a consolidated basis), (vi) providing indemnification to officers and members of the its board of directors, (vii) guaranteeing the obligations of the other Loan Parties and its Subsidiaries in each case solely to the extent such obligations are not prohibited hereunder and (viii) activities incidental or reasonably related to the businesses or activities described in clauses (i) through (vii) of this paragraph.

6.                  Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to the Administrative Agent and each of the Lenders, as of the Amendment Effective Date, that:

(a)               the representations and warranties of each Loan Party contained in the Credit Agreement and the other Loan Documents to which such Loan Party is a party, are true, correct and complete in all material respects (unless such representation and/or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and/or warranty shall be true and correct in all respects as written), before and after giving effect to this Amendment, as though made on and as of the date hereof (except for those representations and warranties that specifically relate to a prior date, which were true, correct and complete in all material respects (unless such representation and/or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and/or warranty was true and correct in all respects as written) on such prior date);

(b)               each Loan Party has taken all necessary limited liability company, corporate or other action to authorize the execution, delivery and performance of this Amendment;

(c)               this Amendment is the legally valid and binding obligation of each Loan Party party hereto, enforceable against such Person in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(d)               both immediately before and after giving effect to the transactions contemplated by this Amendment, no event has occurred and is continuing, or would result from the transactions contemplated by this Amendment, that constitutes a Default or an Event of Default;

(e)               no Loan Party has received written notice and no Authorized Officer of any Loan Party or any Subsidiary of a Loan Party has knowledge of any action, suit, proceeding or investigation pending against or threatened in writing against any Loan Party or any Subsidiary of any Loan Party or any of their respective properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any other Governmental Authority (including the FCC and any applicable PUC) that would reasonably be expected to result in a Material Adverse Effect; and

(f)                all material governmental and third-party consents, subordinations and waivers, as applicable, required to effectuate the transactions contemplated hereby a have been obtained and are in full force and effect, including any required material permits and authorizations of all applicable Governmental Authorities, including the FCC and all applicable PUCs.

7.                  Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the Business Day on which such conditions are satisfied, the “Amendment Effective Date”):

(a)               Execution of Amendment. The Administrative Agent shall have received duly authorized and executed copies of this Amendment, signed by an Authorized Officer of each applicable Loan Party and by each other Person party thereto.

(b)               Fees and Expenses. The Borrower shall have paid to the Administrative Agent any invoiced and unpaid fees or commissions due hereunder and under the Credit Agreement (including legal fees and expenses).

(c)               Representations and Warranties. The representations and warranties of each Loan Party contained in Section 6 of this Amendment shall be true and correct in all material respects (unless such representation and/or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and/or warranty shall be true and correct in all respects), both immediately before and after giving effect to this Amendment, as though made on and as of the Amendment Effective Date (except for those representations and warranties that specifically relate to a prior date, which were true and correct on such prior date (unless such representation and/or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and/or warranty was true and correct in all respects)).

(d)               No Default or Event of Default. No Event of Default or Default shall have occurred and be continuing or would result from this Amendment.

(e)               Other Deliverables. The Administrative Agent shall have received such other documents in connection with the transactions contemplated hereby as the Administrative Agent may reasonably request, in form and substance satisfactory to the Administrative Agent.

8.                  Reaffirmations. The Borrower and each Guarantor hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated thereby. The Borrower and each Guarantor, as applicable, (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party and (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the Administrative Agent.

9.                  Expenses; Indemnity; Damage Waiver. Section 11.3 of the Credit Agreement is hereby incorporated, mutatis mutandis, by reference as if such section was set forth in full herein.

10.              Miscellaneous.

(a)               Counterparts; Integrations; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any such counterpart may be delivered by facsimile, email or other electronic transmission (including “.pdf” or “.tif”) and shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any similar state laws based on the Uniform Electronic Transactions Act. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(b)               Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Loan Parties, the Lenders, the Issuing Lender, the Administrative Agent, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent.

(c)               Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that require or permit application of the laws of any other state or jurisdiction. Section 11.10 of the Credit Agreement regarding governing law, submission to jurisdiction, waiver of venue, service of process and waiver of jury trial is hereby incorporated, mutatis mutandis, by reference as if such section was set forth in full herein.

(d)               Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(e)               Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(f)                Loan Document. This Amendment is a Loan Document and subject to the terms of the Amended Credit Agreement.

(g)               Effect on the Credit Agreement and other Loan Documents. Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and this Amendment shall not be considered a novation. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, the Swing Lender or any Lender (including any Issuing Lender) under, the Credit Agreement or any of the other Loan Documents.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by such party, or to be executed by a duly authorized officer of such party, as of the date first above written.

COBANK, ACB, as Administrative Agent, an Issuing Lender, Swing Line Lender, and a Lender By: /s/ Gloria Hancock Gloria Hancock Managing Director

BORROWER:

SHENANDOAH TELECOMMUNICATIONS COMPANY

By: /s/ Christopher E. French
Name: Christopher E. French

Title: President and Chief Executive Officer

GUARANTORS:

SHENTEL PERSONAL COMMUNICATIONS, LLC

SHENANDOAH CABLE TELEVISION, LLC

SHENANDOAH MOBILE, LLC

SHENTEL MANAGEMENT COMPANY

By: /s/ Christopher E. French
Name: Christopher E. French

Title: President and Chief Executive Officer

BANK OF AMERICA, N.A.,

as a Lender

By: /s/ Holver Rivera
Name: Holver Rivera

Title: Senior Vice President

CITIZENS BANK, N.A.,

as a Lender

By: /s/ Carmen Malizia
Name: Carmen Malizia

Title: Vice President

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Nick Meece
Name: Nick Meece

Title: Associate

TRUIST BANK,

as a Lender

By: /s/ Paige Scheper
Name: Paige Scheper

Title: Director